            Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS SECOND QUARTER 2020 RESULTS

•Second Quarter GAAP Loss of $10 Million or $0.14 Per Share Including Anticipated Acquisition, Integration and Financing Costs; Adjusted Earnings Per Share of $0.13

•Adjusted EBITDA Totaled $59 Million, Highlighting Positive Operational and Cost Performance While Facing COVID-19 Headwinds, as Well as Timing of Expenditures and Acquisition Contributions

•Net Cash Provided by Operating Activities of $33 Million in Q2; Free Cash Flow Totaled $18 Million Driven by Actions to Lower Capital Spending as Well as Working Capital Initiatives

•Company Net Leverage Ratio of 3.9x and Liquidity Position Exceeded $390 Million at Quarter-End

•Business Continuity Actions In Response to COVID-19 Driving Significant Cost Reductions; Company Remains Committed to Lower Capital Spending and Positive Free Cash Flow

CAMP HILL, PA (August 5, 2020) - Harsco Corporation (NYSE: HSC) today reported second quarter 2020 results. On a U.S. GAAP ("GAAP") basis, second quarter of 2020 diluted loss per share from continuing operations was $0.14, which included acquisition and integration costs as well as expenses incurred to amend the Company's credit facilities. Adjusted diluted earnings per share from continuing operations in the second quarter of 2020 were $0.13. These figures compare with second quarter of 2019 GAAP diluted loss per share from continuing operations of $0.04 and adjusted diluted earnings per share from continuing operations of $0.23.

GAAP operating income from continuing operations for the second quarter of 2020 was $2 million, while adjusted EBITDA excluding unusual items totaled $59 million in the quarter.

“Against a challenging operating environment in the second quarter, we took further action to control costs, optimize spending and enhance our overall financial flexibility,” said Chairman and CEO Nick Grasberger. “Working together, we are controlling what we can control and moving the company forward with a focus on safety, cost management, and the flawless execution of operational initiatives.”

“Despite persistent headwinds, we made significant progress in the quarter on a number of key strategic and operational initiatives. Our transformation into a pure-play environmental solutions company continued as we began the integration of ESOL with Clean Earth, and reached our first 100-days of ownership. ESOL represents a tremendous value-creating opportunity and the integration process has been running smoothly, with a focus on instilling greater process discipline within the organization and strengthening its operational and commercial effectiveness. In addition, Rail’s SCOR program remains on pace to achieve its objectives.

"While we are cautiously optimistic that business activity in our end markets troughed in the second quarter, we expect the impact from the COVID-19 pandemic and market volatility to persist. We continue to believe that our ongoing transformation efforts position Harsco to be a stronger, more resilient company, poised to capitalize on growth opportunities. I am confident that our continued focus on costs, cash flow, debt reduction and serving our customers will continue to help us navigate these uncertain times and guide us as the global economy recovers.”

Harsco Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)	Q2 2020	Q2 2019
Revenues	$447	$351
Operating income from continuing operations - GAAP	$2	$18
Diluted EPS from continuing operations - GAAP	$(0.14)	$(0.04)
Adjusted EBITDA - excluding unusual items	$59	$63
Adjusted EBITDA margin - excluding unusual items	13.2%	18.0%
Adjusted diluted EPS from continuing operations - excluding unusual items	$0.13	$0.23
Note: Income statement details above and commentary below reflect that the prior Industrial segment was reclassified as Discontinued Operations in 2019. Also, 2020 details include ESOL from the date the business was acquired on April 6, 2020 and ESOL results are reported within the Clean Earth segment. Adjusted earnings per share and adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted earnings per share details are also adjusted for acquisition-related amortization expense.

Consolidated Second Quarter Operating Results

Consolidated total revenues from continuing operations were $447 million, an increase of 27 percent compared with the prior-year quarter due to acquisitions (Clean Earth and ESOL) since mid-2019. The revenue contributions from the acquired businesses were partially offset by lower demand for products and services as a result of the COVID-19 pandemic and FX impacts. Foreign currency translation negatively impacted second quarter 2020 revenues by approximately $13 million compared with the prior-year period.

GAAP operating income from continuing operations was $2 million for the second quarter of 2020, compared with $18 million in the same quarter of last year. Meanwhile, adjusted EBITDA totaled $59 million in the second quarter of 2020 versus $63 million in the second quarter of 2019. This change is attributable to lower profitability in the Harsco Environmental and Rail segments due to COVID-19, partially offset by acquisition contributions and lower adjusted Corporate spending.

Second Quarter Business Review

Environmental

($ in millions)	Q2 2020	Q2 2019	%Change
Revenues	$204	$269	(24)%
Operating income - GAAP	$14	$28	(51)%
Adjusted EBITDA - excluding unusual items	$40	$58	(30)%
Adjusted EBITDA margin - excluding unusual items	19.7%	21.4%

Environmental revenues totaled $204 million in the second quarter of 2020, compared with $269 million in the prior-year quarter. This change is principally attributable to lower demand for environmental services and applied products as a result of COVID-19 and foreign currency translation impacts. The segment's GAAP operating income and adjusted EBITDA totaled $14 million and $40 million, respectively, in the second quarter of 2020. These figures compare with GAAP operating income of $28 million and adjusted EBITDA of $58 million in the prior-year period. The change in the segment's adjusted EBITDA relative to the prior-year quarter is attributable to the above factors, partially offset by lower SG&A and operating costs resulting from Company actions to mitigate the COVID-19 economic headwinds. Environmental's adjusted EBITDA margin was 19.7 percent in the second quarter of 2020.

Clean Earth

($ in millions)	Q2 2020	Q2 2019	%Change
Revenues	$162	$69	134%
Operating income - GAAP	$—	$4	nmf
Adjusted EBITDA - excluding unusual items	11.3	10.8	5%
Adjusted EBITDA margin - excluding unusual items	7.0%	15.6%
Note: The 2019 financial information provided above and discussed below for Clean Earth is not incorporated within Harsco's consolidated results and is provided only for comparison purposes. Also, these prior-year figures do not include a corporate cost allocation and do not include ESOL.

Clean Earth revenues totaled $162 million in the second quarter of 2020, compared with $69 million in the prior-year quarter. Segment operating income was nominal and adjusted EBITDA totaled $11 million in the second quarter of 2020. These figures compare with $4 million and $11 million, respectively, in the prior-year period. The increase in revenues is attributable to the ESOL acquisition in April 2020, while the EBITDA comparison for the periods reflects that the positive acquisition contributions were offset by lower demand for hazardous and non-hazardous materials services as a result of COVID-19 pandemic.

Rail

($ in millions)	Q2 2020	Q2 2019	%Change
Revenues	$82	$82	—%
Operating income - GAAP	$8.6	$9.4	(9)%
Adjusted EBITDA - excluding unusual items	$10	$12	(16)%
Adjusted EBITDA margin - excluding unusual items	12.2%	14.5%

Rail revenues were essentially unchanged at $82 million. The segment's operating income and adjusted EBITDA totaled $9 million and $10 million, respectively, in the second quarter of 2020. These figures compare with operating income of $9 million and adjusted EBITDA of $12 million in the prior-year quarter. The EBITDA change year-on-year is attributable to a less favorable product mix and lower aftermarket parts and technology product volumes, partially offset by higher contracting contributions and lower administrative expenses. Rail's adjusted EBITDA margin was 12.2 percent in the second quarter of 2020.

Cash Flow

Net cash provided by operating activities totaled $33 million in the second quarter of 2020, compared with net cash used by operating activities of $9 million in the prior-year period. Free cash flow was $18 million (before transaction expenses) in the second quarter of 2020, compared with $(45) million in the prior-year period. The improvement in free cash flow compared with the prior-year quarter is attributable to changes in net cash from operating activities, including cash generated from working capital, and lower capital expenditures.

COVID-19 Update / Outlook

The Company believes that underlying business volumes stabilized early in the second quarter. However, business conditions remain dynamic and uneven across various markets, and the pace of the recovery remains slow. In this context, Harsco continues to take the necessary steps to minimize the operational and financial impacts of the pandemic on the business, while providing critical services and products to its customers and adhering to its Global Principles, which set operating standards for current business needs as well as workplace safety and flexibility measures.

Capital expenditures will remain tightly controlled for the foreseeable future and Harsco continues to defer certain tax and pension payments. These efforts will strengthen the Company's free cash flow and preserve its financial flexibility. The Company is also taking more aggressive actions to further flex its cost structure. In this regard, the Company is now targeting cost savings of $20 million for the year, versus $15 million previously.

As previously announced, Harsco will not be providing detailed guidance given the uncertainty around the pandemic and its evolving impact on relevant markets. The Company's forward-looking guidance is limited to directional comments about the third quarter of 2020. Based on recent and current market conditions and the Company's performance, Harsco anticipates that its revenues in the third quarter will increase relative to the second quarter of 2020. However, the Company believes that its third quarter adjusted EBITDA will be slightly below second quarter 2020 results. This outlook contemplates some modest improvement in end-markets during the third quarter, with this positive impact offset by the timing of certain expenditures which were less impactful on the Company's second quarter 2020 results.

2019 - 2020 ESG Report

Harsco released its 2019-2020 Environmental, Social and Governance (ESG) Report, which highlights the company’s sustainability accomplishments throughout the 2019 fiscal year and the first half of 2020. Harsco’s most comprehensive sustainability report to date provides a detailed look at the company’s vision, strategy, governance and key focus areas where Harsco delivers value for its business and positive outcomes for stakeholders – Innovative Solutions, Safe Workplaces, Inspired People and Thriving Environment.

Conference Call

The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (844) 467-8153 or (270) 855-8732. Enter Conference ID number 5787610. Listeners are advised to dial in at least five minutes prior to the call.

Forward-Looking Statements

The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including changes in general economic conditions or changes due to COVID-19 and governmental and market reactions to COVID-19; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the Company's strategic acquisitions; (13) potential severe volatility in the capital markets; (14) failure to retain key management and employees; (15) the amount and timing of repurchases of the Company's common stock, if any; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged, have inadequate liquidity or whose business is significantly impacted by COVID-19) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets and (20) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, together with those described in Item 1A, "Risk Factors," of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2020. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.
About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams and innovative technologies for the rail sector. Based in Camp Hill, PA, the 13,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended				Twelve Months Ended
	June 30				June 30
(In thousands, except per share amounts)	2020		2019		2020	2019
Revenues from continuing operations:
Service revenues	$345,578		$238,003		$636,917	$467,523
Product revenues	101,703		112,895		209,205	213,277
Total revenues	447,281		350,898		846,122	680,800
Costs and expenses from continuing operations:
Cost of services sold	285,822		186,840		522,141	368,711
Cost of products sold	78,320		79,355		158,469	148,664
Selling, general and administrative expenses	80,771		67,501		153,270	123,907
Research and development expenses	792		1,120		2,052	1,869
Other expenses (income), net	(292)		(1,717)		5,441	26
Total costs and expenses	445,413		333,099		841,373	643,177
Operating income from continuing operations	1,868		17,799		4,749	37,623
Interest income	816		591		1,009	1,124
Interest expense	(14,953)		(6,103)		(27,602)	(11,610)
Unused debt commitment and amendment fees	(1,432)		(7,435)		(1,920)	(7,435)
Defined benefit pension income (expense)	1,723		(1,472)		3,312	(2,810)
Income (loss) from continuing operations before income taxes and equity income	(11,978)		3,380		(20,452)	16,892
Income tax benefit (expense)	2,304		(3,994)		2,986	(5,213)
Equity income of unconsolidated entities, net	71		49		167	70
Income (loss) from continuing operations	(9,603)		(565)		(17,299)	11,749
Discontinued operations:
Gain (loss) on sale of discontinued business	(91)		—		18,371	—
Income from discontinued businesses	524		9,936		299	23,686
Income tax benefit (expense) related to discontinued businesses	(285)		1,558		(9,599)	(1,969)
Income from discontinued operations	148		11,494		9,071	21,717
Net income (loss)	(9,455)		10,929		(8,228)	33,466
Less: Net income attributable to noncontrolling interests	(1,147)		(2,287)		(2,233)	(4,127)
Net income (loss) attributable to Harsco Corporation	$(10,602)		$8,642		$(10,461)	$29,339
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(10,750)		$(2,852)		$(19,532)	$7,622
Income from discontinued operations, net of tax	148		11,494		9,071	21,717
Net income (loss) attributable to Harsco Corporation common stockholders	$(10,602)		$8,642		$(10,461)	$29,339
Weighted-average shares of common stock outstanding	78,987		80,328		78,874	80,119
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.14)		$(0.04)		$(0.25)	$0.10
Discontinued operations	—		0.14		0.12	0.27
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.13)	(a)	$0.11	(a)	$(0.13)	$0.37
Diluted weighted-average shares of common stock outstanding	78,987		80,328		78,874	82,074
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.14)		$(0.04)		$(0.25)	$0.09
Discontinued operations	—		0.14		0.12	0.26
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$(0.13)	(a)	$0.11	(a)	$(0.13)	$0.36	(a)
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	June 30 2020	December 31 2019
ASSETS
Current assets:
Cash and cash equivalents	$81,784	$57,259
Restricted cash	2,267	2,473
Trade accounts receivable, net	406,565	309,990
Other receivables	19,601	21,265
Inventories	173,573	156,991
Current portion of contract assets	59,026	31,166
Current portion of assets held-for-sale	—	22,093
Other current assets	55,270	51,575
Total current assets	798,086	652,812
Property, plant and equipment, net	634,352	561,786
Right-of-use assets, net	101,743	52,065
Goodwill	881,665	738,369
Intangible assets, net	449,445	299,082
Deferred income tax assets	9,468	14,288
Assets held-for-sale	—	32,029
Other assets	51,515	17,036
Total assets	$2,926,274	$2,367,467
LIABILITIES
Current liabilities:
Short-term borrowings	$2,719	$3,647
Current maturities of long-term debt	2,709	2,666
Accounts payable	211,615	176,755
Accrued compensation	33,913	37,992
Income taxes payable	14,691	18,692
Insurance liabilities	11,293	10,140
Current portion of advances on contracts	50,318	53,906
Current portion of operating lease liabilities	27,850	12,544
Current portion of liabilities of assets held-for-sale	—	11,344
Other current liabilities	157,876	137,208
Total current liabilities	512,984	464,894
Long-term debt	1,242,321	775,498
Insurance liabilities	14,326	18,515
Retirement plan liabilities	156,352	189,954
Advances on contracts	48,183	6,408
Operating lease liabilities	71,553	36,974
Liabilities of assets held-for-sale	—	12,152
Environmental liabilities	30,027	5,600
Other liabilities	86,012	67,813
Total liabilities	2,161,758	1,577,808
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	144,245	143,400
Additional paid-in capital	203,916	200,595
Accumulated other comprehensive loss	(603,618)	(587,622)
Retained earnings	1,813,639	1,824,100
Treasury stock	(843,003)	(838,893)
Total Harsco Corporation stockholders’ equity	715,179	741,580
Noncontrolling interests	49,337	48,079
Total equity	764,516	789,659
Total liabilities and equity	$2,926,274	$2,367,467

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$(9,455)	$10,929	$(8,228)	$33,466
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	31,579	29,653	61,512	59,857
Amortization	9,115	2,747	15,672	5,792
Deferred income tax expense	(5,067)	(4,418)	(655)	(3,823)
Equity in income of unconsolidated entities, net	(71)	(50)	(167)	(70)
Loss (gain) on sale from discontinued business	91	—	(18,371)	—
Other, net	(237)	2,840	(2,244)	2,561
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	38,584	(23,764)	16,534	(27,034)
Inventories	(254)	(6,049)	(16,666)	(20,497)
Contract assets	(8,623)	(6,839)	(28,934)	(69)
Right-of-use assets	8,405	3,333	11,834	7,228
Accounts payable	(20,427)	7,818	(8,119)	10,917
Accrued interest payable	6,951	196	(2,940)	285
Accrued compensation	(2,015)	5,399	(4,767)	(14,525)
Advances on contracts	(4,628)	(6,975)	35,836	(10,381)
Operating lease liabilities	(8,238)	(2,981)	(11,596)	(6,894)
Retirement plan liabilities, net	(3,492)	(3,743)	(19,026)	(13,146)
Income taxes payable - Gain on sale of discontinued businesses	(376)	—	3,467	—
Other assets and liabilities	1,215	(17,562)	(1,621)	(18,295)
Net cash provided (used) by operating activities	33,057	(9,466)	21,521	5,372
Cash flows from investing activities:
Purchases of property, plant and equipment	(23,319)	(54,794)	(51,213)	(91,201)
Purchase of businesses, net of cash acquired	(438,447)	(585,165)	(442,604)	(584,485)
Proceeds from sale of business, net	—	—	37,219	—
Proceeds from sales of assets	1,767	1,028	3,952	2,205
Expenditures for intangible assets	16	(525)	(42)	(525)
Payments for interest rate swap terminations	—	(2,758)	—	(2,758)
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	(10,562)	3,400	765	(691)
Other investing activities, net	59	—	59	—
Net cash used by investing activities	(470,486)	(638,814)	(451,864)	(677,455)
Cash flows from financing activities:
Short-term borrowings, net	(1,020)	3,662	2,677	84
Current maturities and long-term debt:
Additions	475,726	683,362	528,601	740,360
Reductions	(23,697)	(1,633)	(62,406)	(3,333)
Dividends paid to noncontrolling interests	—	(3,098)	—	(3,098)
Sale of noncontrolling interests	—	—	—	876
Stock-based compensation - Employee taxes paid	(656)	(2,930)	(4,093)	(11,167)
Deferred financing costs	(296)	(9,464)	(1,928)	(9,464)
Other financing activities, net	(1,371)	—	(1,371)	—
Net cash provided by financing activities	448,686	669,899	461,480	714,258
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	4,006	(225)	(6,818)	(242)
Net increase in cash and cash equivalents, including restricted cash	15,263	21,394	24,319	41,933
Cash and cash equivalents, including restricted cash, at beginning of period	68,788	87,685	59,732	67,146
Cash and cash equivalents, including restricted cash, at end of period	$84,051	$109,079	$84,051	$109,079

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended		Three Months Ended
	June 30, 2020 (b)		June 30, 2019 (b)
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$203,991	$13,563	$269,338	$27,577
Harsco Clean Earth (a)	161,579	(202)	—	—
Harsco Rail	81,711	8,631	81,560	9,443
Corporate	—	(20,124)	—	(19,221)
Consolidated Totals	$447,281	$1,868	$350,898	$17,799

	Six Months Ended		Six Months Ended
	June 30, 2020 (b)		June 30, 2019 (b)
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$445,550	$24,083	$530,650	$52,074
Harsco Clean Earth (a)	240,391	4,043	—	—
Harsco Rail	160,181	15,103	150,150	14,832
Corporate	—	(38,480)	—	(29,283)
Consolidated Totals	$846,122	$4,749	$680,800	$37,623
(a)  The Company's acquisition of ESOL closed on April 6, 2020 and the Company's acquisition of Clean Earth closed on June 28, 2019.
(b) The operating results of the former Harsco Industrial Segment have been reflected as discontinued operations in the Company's Consolidated Statement of Operations for all periods presented.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (LOSS) AS REPORTED (Unaudited)
	Three Months Ended			Six Months Ended
	June 30			June 30
	2020	2019		2020	2019
Diluted earnings (loss) per share from continuing operations as reported	$(0.14)	$(0.04)		$(0.25)	$0.09
Corporate acquisition and integration costs (a)	0.22	0.15		0.39	0.18
Harsco Environmental Segment severance costs (b)	—	—		0.07	—
Corporate unused debt commitment and amendment fees (c)	0.02	0.09		0.02	0.09
Harsco Environmental Segment provision for doubtful accounts (d)	—	0.07		—	0.07
Harsco Rail Segment improvement initiative costs (e)	—	0.01		—	0.05
Harsco Environmental Segment change in fair value to contingent consideration liability (f)	—	(0.05)		—	(0.04)
Harsco Environmental Cumulative translation adjustment liquidation (g)	—	—		—	(0.03)
Taxes on above unusual items (h)	(0.05)	(0.03)		(0.08)	(0.04)
Adjusted diluted earnings per share from continuing operations, including acquisition amortization expense	$0.05	$0.21	(j)	$0.15	$0.36	(j)
Acquisition amortization expense, net of tax (i)	0.08	0.02		0.14	0.04
Adjusted diluted earnings per share from continuing operations	$0.13	$0.23		$0.29	$0.41	(j)
(a)Costs at Corporate associated with supporting and executing the Company's growth strategy (Q2 2020 $17.2 million pre-tax; six months 2020 $30.9 million pretax; Q2 2019 $12.4 million pre-tax; six months 2019 $15.1 million pre-tax).
(b)Harsco Environmental Segment severance costs (six months 2020 $5.2 million pre-tax).
(c)Costs at Corporate associated with amending the Company's existing Senior Secured Credit Facilities to increase the net debt to consolidated adjusted EBITDA ratio covenant (Q2 2020 $1.4 million pre-tax; six months 2020 $1.9 million pre-tax) and costs at Corporate related to the unused bridge financing commitment and Term Loan B amendment (Q2 and six months 2019 $7.4 million pre-tax).
(d)Harsco Environmental Segment provision for doubtful accounts related to a customer in the U.K. entering administration (Q2 and six months 2019 $5.4 million pre-tax).
(e)Costs associated with a productivity improvement initiative in the Harsco Rail Segment (Q2 2019 $1.2 million pre-tax; six months 2019 $3.8 million pre-tax).
(f)Fair value adjustment to contingent consideration liability related to the acquisition of Altek (Q2 2019 $3.9 million pretax; six months $3.5 million pre-tax). The Company adjusts operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for the Altek acquisition because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.
(g)Harsco Environmental Segment gain related to the liquidation of cumulated translation adjustment related to an exited country (six months 2019 $2.3 million pre-tax).
(h)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.
(i)Acquisition amortization expense was $8.4 million pre-tax and $14.3 million pre-tax for Q2 and six months 2020, respectively; and $1.9 million pre-tax and $3.8 million pre-tax for Q2 and six months 2019, respectively.
(j)Does not total due to rounding.
The Company’s management believes Adjusted diluted earnings per share from continuing operations, which is a non-GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2020:
Operating income (loss) as reported	$13,563	$(202)	$8,631	$(20,124)	$1,868
Corporate acquisition and integration costs	—	—	—	17,176	17,176
Operating income (loss) excluding unusual items	13,563	(202)	8,631	(2,948)	19,044
Depreciation	24,663	5,138	1,257	521	$31,579
Amortization	1,921	6,347	83	—	8,351
Adjusted EBITDA	$40,147	$11,283	$9,971	$(2,427)	$58,974
Revenues as reported	$203,991	$161,579	$81,711		$447,281
Adjusted EBITDA margin (%)	19.7%	7.0%	12.2%		13.2%

Three Months Ended June 30, 2019:
Operating income (loss) as reported	$27,577	$—	$9,443	$(19,221)	$17,799
Corporate acquisition and integration costs	—	—	—	12,390	12,390
Harsco Environmental Segment provision for doubtful accounts	5,359	—	—	—	5,359
Harsco Environmental Segment cumulative translation adjustment liquidation	(3,879)	—	—	—	(3,879)
Harsco Rail Segment improvement initiative costs	—	—	1,152	—	1,152
Operating income (loss) excluding unusual items	29,057	—	10,595	(6,831)	32,821
Depreciation	26,680	—	1,125	718	28,523
Amortization	1,817	—	84	—	1,901
Adjusted EBITDA	$57,554	$—	$11,804	$(6,113)	$63,245
Revenues as reported	$269,338	$—	$81,560		$350,898
Adjusted EBITDA margin (%)	21.4%		14.5%		18.0%

(a) The Company's acquisition of ESOL closed on April 6, 2020 and the Company's acquisition of Clean Earth closed on June 28, 2019.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Rail	Corporate	Consolidated Totals

Six Months Ended June 30, 2020:
Operating income (loss) as reported	$24,083	$4,043	$15,103	$(38,480)	$4,749
Corporate acquisition and integration costs	—	—	—	30,939	30,939
Harsco Environmental Segment severance costs	5,160	—	—	—	5,160
Operating income (loss) excluding unusual items	29,243	4,043	15,103	(7,541)	40,848
Depreciation	50,038	7,759	2,472	1,034	61,303
Amortization	3,857	10,245	167	—	14,269
Adjusted EBITDA	$83,138	$22,047	$17,742	$(6,507)	$116,420
Revenues as reported	$445,550	$240,391	$160,181		$846,122
Adjusted EBITDA margin (%)	18.7%	9.2%	11.1%		13.8%

Six Months Ended June 30, 2019:
Operating income (loss) as reported	$52,074	$—	$14,832	$(29,283)	$37,623
Corporate acquisition and integration costs	—	—	—	15,129	15,129
Harsco Environmental Segment provision for doubtful accounts	5,359	—	—	—	5,359
Harsco Rail Segment improvement initiative costs	—	—	3,800	—	3,800
Harsco Environmental Segment change in fair value to contingent consideration liability	(3,510)	—	—	—	(3,510)
Harsco Environmental Segment cumulative translation adjustment liquidation	(2,271)	—	—	—	(2,271)
Operating income (loss) excluding unusual items	51,652	—	18,632	(14,154)	56,130
Depreciation	53,517	—	2,222	1,378	57,117
Amortization	3,685	—	154	—	3,839
Adjusted EBITDA	$108,854	$—	$21,008	$(12,776)	$117,086
Revenues as reported	$530,650	$—	$150,150		$680,800
Adjusted EBITDA margin (%)	20.5%		14.0%		17.2%
(a) The Company's acquisition of ESOL closed on April 6, 2020 and the Company's acquisition of Clean Earth closed on June 28, 2019.

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED EARNINGS BEFORE INTEREST, INCOME TAXES, AND DEPRECIATION AND AMORTIZATION TO LOSS FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
Three Months Ended June 30
(In thousands)	2020
Loss from continuing operations	$(9,603)

Add back (deduct):
Equity in income of unconsolidated entities, net	(71)
Income tax benefit	(2,304)
Defined benefit pension income	(1,723)
Unused debt commitment and amendment fees	1,432
Interest expense	14,953
Interest income	(816)
Depreciation	31,579
Amortization	8,351

Unusual items:
Corporate acquisition and integration costs	17,176
Adjusted EBITDA	$58,974

Consolidated Adjusted EBITDA is a non-GAAP financial measure and consists of income from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest; defined benefit pension income (expense); unused debt commitment and amendment fees; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs).  The sum of the Segments’ Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance. However, this measure should be considered in addition to, rather than as a substitute for net income from continuing operations, operating income from continuing operations and other information provided in accordance with GAAP. The Company's method of calculating Adjusted EBITDA may differ from methods used by other companies and, as a result, Adjusted EBITDA may not be comparable to other similarly titled measures disclosed by other companies.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2020	2019	2020	2019
Net cash provided (used) by operating activities	$33,057	$(9,466)	$21,521	$5,372
Less capital expenditures	(23,319)	(54,794)	(51,213)	(91,201)
Less expenditures for intangible assets	16	(525)	(42)	(525)
Plus capital expenditures for strategic ventures (a)	225	2,527	1,364	3,370
Plus total proceeds from sales of assets (b)	1,767	1,028	3,952	2,205
Plus transaction-related expenditures (c)	5,961	15,990	15,940	15,990
Plus taxes paid on sale of business	376	—	376	—
Free cash flow	18,083	(45,240)	$(8,102)	$(64,789)
(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.
(c)Expenditures directly related to the Company's acquisition and divestiture transactions.

The Company's management believes that Free cash flow, which is a non-GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures for planning and performance evaluation purposes. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.